Exhibit 10.3

AMENDMENT NO. 1

TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF

RLJ LODING TRUST, L.P.

August 31, 2017

This Amendment No. 1 to the Amended and Restated Agreement of Limited Partnership of RLJ Lodging Trust, L.P. (this “Amendment”) is made as of August 31, 2017 by RLJ Lodging Trust, a Maryland real estate investment trust (the “General Partner”), as sole general partner of RLJ Lodging Trust, L.P., a Delaware limited partnership (the “Partnership”), pursuant to the authority granted to the General Partner in the Amended and Restated Agreement of Limited Partnership of RLJ Lodging Trust, L.P., dated as of May 13, 2011 (the “Agreement”), for the purpose of issuing additional Partnership Units in the form of Series A Cumulative Convertible Preferred Partnership Units (as defined below). Capitalized terms used and not defined herein shall have the meanings set forth in the Agreement.

WHEREAS, the Board of Trustees of the General Partner adopted resolutions on April 23, 2017 approving and adopting the Series A Articles Supplementary (as defined below) to the Declaration of Trust to classify and designate 12,950,000 Preferred Shares (as defined in the Declaration of Trust) as Series A Cumulative Convertible Preferred Shares (as defined below);

WHEREAS, the General Partner filed the Series A Articles Supplementary to the Declaration of Trust with the State Department of Assessments and Taxation of Maryland, effective on August 31, 2017, establishing the Series A Cumulative Convertible Preferred Shares, with such preferences, rights, powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series A Articles Supplementary (as defined below);

WHEREAS, the General Partner will issue 12,879,475 Series A Cumulative Convertible Preferred Shares as of the date hereof, and following such issuance, the General Partner is authorized to issue an additional 70,525 Series A Cumulative Convertible Preferred Shares under the Series A Articles Supplementary; and

WHEREAS, the General Partner has determined that, in connection with the issuance of the Series A Cumulative Convertible Preferred Shares, it is necessary and desirable to amend the Agreement to create additional Partnership Units in the form of Series A Cumulative Convertible Preferred Partnership Units (as defined below) having designations, preferences and other rights which are substantially the same as the economic rights of the Series A Preferred Shares.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the General Partner hereby amends the Agreement as follows:

1.                                     Article 1 of the Agreement is hereby amended to add the following definitions:

“Series A Articles Supplementary” shall mean the Articles Supplementary designating the rights and preferences of the $1.95 Series A Cumulative Convertible Preferred Shares, filed as part of the General Partner’s Declaration of Trust with the State Department of Assessments and Taxation of Maryland, effective on August 31, 2017.

“Series A Cumulative Convertible Preferred Partnership Interests” shall mean an ownership interest in the Partnership evidenced by the Series A Cumulative Convertible Preferred Partnership Units, having a preference in payment of distributions or on liquidation as set forth in this Amendment.

“Series A Cumulative Convertible Preferred Partnership Units” shall mean the series of Preferred Partnership Units established pursuant to this Amendment, representing a fractional, undivided share of the Series A Cumulative Convertible Preferred Partnership Interests of all Partners issued under the Agreement.

“Series A Cumulative Convertible Preferred Shares” shall mean the $1.95 Series A Cumulative Convertible Preferred Shares of the General Partner, with such preferences, rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as described in the Series A Articles Supplementary.

2.                                     In accordance with Section 4.2 of the Agreement, set forth in Exhibit H hereto are the terms and conditions of the Series A Cumulative Convertible Preferred Partnership Units hereby established and issued to the General Partner. The Agreement is amended to incorporate such Exhibit H as Exhibit H thereto and to replace Exhibit A thereto with a revised Exhibit A to reflect the issuance of the Series A Cumulative Convertible Preferred Partnership Units.

3.                                     Except as modified herein, all terms and conditions of the Agreement shall remain in full force and effect, which terms and conditions the General Partner hereby ratifies and confirms.

4.                                     This Amendment shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to conflicts of law.

5.                                     If any provision of this Amendment is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

[Signature Page to Amendment No. 1 to the Amended and Restated Agreement

of Limited Partnership of RLJ Lodging Trust, L.P. follows]

IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date first set forth above.

GENERAL PARTNER:

RLJ LODGING TRUST,
a Maryland real estate investment trust

By:	/s/ Ross H. Bierkan
Name:	Ross H. Bierkan
Title:	President and Chief Executive Officer

[Signature Page to Amendment No. 1 to the Amended and Restated Agreement

of Limited Partnership of RLJ Lodging Trust, L.P.]

EXHIBIT H

DESIGNATION OF TERMS AND CONDITIONS OF

SERIES A CUMULATIVE CONVERTIBLE PREFERRED PARTNERSHIP UNITS

1.                                      Designation of Class.  A class of Partnership Units is hereby authorized and designated as the “Series A Cumulative Convertible Preferred Units.”  The Series A Cumulative Convertible Preferred Units shall have the preferences and relative, participating, optional or other special rights, powers and duties that are set forth in this Exhibit H and to the extent permitted by this Exhibit H, established by the General Partner and set forth in any amendments to the Agreement or any amendments or annexes to this Exhibit H.

2.                                      Authorized Number of Series A Preferred Units. The authorized number of Series A Cumulative Convertible Preferred Units shall be 12,950,000.

3.                                      Preferences, Rights, Powers and Duties.

3.1.                            Definitions. For purposes of the Series A Cumulative Convertible Preferred Units, the following terms shall have the meanings indicated:

“Call Date” shall have the meaning set forth in Section 3.4(b) hereof.

“Conversion Date” shall have the meaning set forth in Section 3.5(a) hereof.

“Conversion Price” shall mean the conversion price per Class A Unit for which the Series A Cumulative Convertible Preferred Units are convertible, as such Conversion Price may be adjusted pursuant to Section 3.5 hereof. The initial Conversion Price shall be $89.09 (equivalent to a conversion rate of 0.2806 Class A Units for each Series A Cumulative Convertible Preferred Unit).

“Current Market Price” of Class A Units shall mean the equivalent of the current market price of the Shares. The current market price of the Shares or any other class of capital shares or other security of the General Partner or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange (“NYSE”) or, if such security is not listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on The NASDAQ Global Select Market or The NASDAQ Global Market or, if such security is not quoted on The NASDAQ Global Select Market or The NASDAQ Global Market, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by The Nasdaq Stock Market (“NASDAQ”) or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by the General Partner.

“Distribution Payment Date” shall mean the last calendar day of January, April, July and October in each year, commencing on October 31, 2017; provided, however, that if any Distribution Payment Date falls on any day other than a Business Day, the distribution payment due on such Distribution Payment Date shall be paid on the Business Day immediately following such Distribution Payment Date.

“Distribution Period” shall mean quarterly distribution periods commencing January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Distribution Period (other than the initial Distribution Period, which shall commence on August 31, 2017 and end on and include September 30, 2017).

“Fair Market Value” shall mean the average of the daily Current Market Prices of a Class A Unit during the five (5) consecutive Trading Days selected by the Partnership commencing not more than twenty (20) Trading Days before, and ending not later than, the earlier of the day in question and the day before the “ex” date with respect to the issuance or distribution requiring such computation. The term “‘ex’ date,” when used with respect to any issuance or distribution, means the first day on which the Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day’s Current Market Price.

“Issue Date” shall mean the date on which the Partnership first issues a Series A Cumulative Convertible Preferred Unit.

“Junior Units” shall have the meaning set forth in Section 3.6(c) hereof.

“Parity Units” shall have the meaning set forth in Section 3.6(b) hereof.

“Preferred Units” shall mean units of partnership interest of the Partnership designated as having certain preferences to the Class A Units with respect to distributions or upon liquidation of the Partnership.

“set apart for payment” shall be deemed to include, without any action other than the following, the recording by the Partnership in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Partnership, the allocation of funds to be so paid on any series or class of capital units of the Partnership; provided, however, that if any funds for a class or series of Junior Units or any class or series of Parity Units are placed in a separate account of the Partnership or delivered to a disbursing, paying or other similar agent, then “set apart for payment” with respect to the Series A Cumulative Convertible Preferred Units shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

“Trading Day” shall mean any day on which the Shares are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading of any national securities exchange, on The NASDAQ Global Select Market or The NASDAQ Global Market, or if such securities are not quoted on The NASDAQ Global Select Market or The NASDAQ Global Market, in the applicable securities market in which the securities are traded.

Initially capitalized terms used without definition herein shall have the meanings set forth therefor in the Agreement. Other terms defined herein have the meanings so given them.

Whenever the context requires, the gender of all words used in this Exhibit H shall include the masculine, feminine and neuter form of such words, and the singular form shall include the plural and vice versa.

3.2.                            Distributions.

(a)                                 The holders of the Series A Cumulative Convertible Preferred Units shall be entitled to receive, when, as and if declared by the General Partner out of funds legally available for that purpose, distributions payable in cash in an amount per Series A Cumulative Convertible Preferred Unit equal to the greater of $1.95 per annum or the cash distributions declared or paid for the corresponding period (determined on each Distribution Payment Date) on the number of Class A Units, or portion thereof, into which each Series A Cumulative Convertible Preferred Unit is convertible (under Section 3.5 hereof). Such distributions shall be cumulative from August 31, 2017, whether or not in any Distribution Period or Periods there shall be funds of the Partnership legally available for the payment of such distributions, and shall be payable quarterly, when, as and if declared by the General Partner, in arrears on Distribution Payment Dates, commencing on the first Distribution Payment Date after the Issue Date. Each such distribution shall be payable in arrears to the holders of record of the Series A Cumulative Convertible Preferred Units, as they appear on the records of the Partnership at the close of business on such record dates, not more than sixty (60) days preceding such Distribution Payment Dates thereof, as shall be fixed by the General Partner. Accrued and unpaid distributions for any past Distribution Periods may be declared and paid at any time, without reference to any regular Distribution Payment Date, to holders of record on such date, not exceeding forty-five (45) days preceding the payment date thereof, as may be fixed by the General Partner.

(b)                                 The amount of distributions payable for each full Distribution Period for the Series A Cumulative Convertible Preferred Units shall be computed by dividing the annual distribution rate by four (4). The amount of distributions payable for any period shorter or longer than a full Distribution Period, on the Series A Cumulative Convertible Preferred Units shall be computed on the basis of twelve (12), 30-day months and a 360-day year. Holders of the Series A Cumulative Convertible Preferred Units shall not be entitled to any distributions, whether payable in cash, property or units, in excess of cumulative distributions, as herein provided, on the Series A Cumulative Convertible Preferred Units. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Series A Cumulative Convertible Preferred Units that may be in arrears.

(c)                                  So long as any of the Series A Cumulative Convertible Preferred Units are outstanding, no distributions, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Cumulative Convertible Preferred Units for all Distribution Periods terminating on or prior to the Distribution Payment Date on such class or series of Parity Units. When distributions are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all distributions declared upon the Series A Cumulative Convertible Preferred Units and all distributions declared upon any other class or series of Parity Units shall be declared ratably in proportion to the respective amounts of distributions accumulated and unpaid on the Series A Cumulative Convertible Preferred Units and accumulated and unpaid on such Parity Units.

(d)                                 So long as any of the Series A Cumulative Convertible Preferred Units are outstanding, no distributions (other than dividends or distributions paid in units of, or options, warrants or rights to subscribe for or purchase units of, Junior Units), shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Units, nor shall Junior Units be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Class A Units made for purposes of an employee incentive or benefit plan of the Partnership for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such units) by the Partnership, directly or indirectly (except by conversion into or exchange for Junior Units)), unless in each case (i) the full cumulative distributions on all outstanding Series A Cumulative Convertible Preferred Units and any other Parity Units shall have been paid or set apart for payment for all past Distribution Periods with respect to the Series A Cumulative Convertible Preferred Units and all past distribution periods with respect to such Parity Units and (ii) sufficient funds shall have been paid or set apart for the payment of the distribution for the current Distribution Period with respect to the Series A Cumulative Convertible Preferred Units and the current Distribution Period with respect to such Parity Units.

3.3.                            Liquidation Preference.

(a)                                 In the event of any liquidation, dissolution or winding up of the Partnership, whether voluntary or involuntary, before any payment or distribution of the assets of the Partnership (whether capital or surplus) shall be made to or set apart for the holders of Junior Units, the holders of the Series A Cumulative Convertible Preferred Units shall be entitled to receive twenty-five Dollars ($25.00) per Series A Cumulative Convertible Preferred Unit plus an amount equal to all distributions (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders, but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Partnership, the assets of the Partnership, or proceeds thereof, distributable among the holders of the Series A Cumulative Convertible Preferred Units shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other class or series of Parity Units, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series A Cumulative Convertible Preferred Units and any such other Parity Units ratably in accordance with the respective amounts that would be payable on such Series A Cumulative Convertible Preferred Units and any such other Parity Units if all amounts payable thereon were paid in full. For the purposes of this Section 3.3, (i) a consolidation or merger of the Partnership with one or more Persons, (ii) a sale or transfer of all or substantially all of the assets of the Partnership, or (iii) a statutory exchange of units shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Partnership.

(b)                                 Subject to the rights of the holders of any series or class or classes of Parity Units, after payment shall have been made in full to the holders of the Series A Cumulative Convertible Preferred Units, as provided in this Section 3.3, any other series or class or classes of Junior Units shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Cumulative Convertible Preferred Units shall not be entitled to share therein.

3.4.                            Redemption.

(a)                                 The Series A Cumulative Convertible Preferred Units shall be redeemable by the Partnership solely when, as, and if any Series A Cumulative Convertible Preferred Share is redeemed by the General Partner and in the same proportion as Series A Cumulative Convertible Preferred Shares are redeemed by the General Partner so that the number of Series A Cumulative Convertible Preferred Units remaining unredeemed shall be the same as, and at all times equal to, the number of Series A Cumulative Convertible Preferred Shares remaining unredeemed.

(b)                                 Upon redemption of the Series A Cumulative Convertible Preferred Units by the Partnership on the date specified in the notice to holders required under subparagraph (d) of this Section 3.4 (the “Call Date”), each Series A Cumulative Convertible Preferred Unit called for redemption shall (i) be converted into a number of Class A Units equal to the liquidation preference (excluding any accrued and unpaid distributions) of the Series A Cumulative Convertible Preferred Units being redeemed divided by the Conversion Price as of the opening of business on the Call Date or (ii) be redeemed in cash at a price per unit equal to the aggregate Current Market Price (determined as of the date of the notice of redemption) of the number of Class A Units into which the Series A Cumulative Convertible Preferred Units are then convertible divided by the then current Conversion Price, in either case to the same extent and in the same amounts as the Series A Cumulative Convertible Preferred Shares are redeemed by the General Partner.

Upon any redemption of the Series A Cumulative Convertible Preferred Units, the Partnership shall pay any accrued and unpaid distributions in arrears for any full Distribution Period ending on or prior to the Call Date. If the Call Date falls after a distribution payment record date and prior to the corresponding Distribution Payment Date, then each holder of Series A Cumulative Convertible Preferred Units at the close of business on such distribution payment record date shall be entitled to the distribution payable on such units on the corresponding Distribution Payment Date. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Cumulative Convertible Preferred Units called for redemption or on the Class A Units issued upon such redemption.

(c)                                  If full cumulative distributions on the Series A Cumulative Convertible Preferred Units and any other class or series of Parity Units have not been paid or declared and set apart for payment, the Series A Cumulative Convertible Preferred Units may not be redeemed in part and the Partnership may not purchase or acquire Series A Cumulative Convertible Preferred Units, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Cumulative Convertible Preferred Units.

(d)                                 If the Partnership shall redeem Series A Cumulative Convertible Preferred Units pursuant to this Section 3.4, notice of such redemption shall be given to the holders of the Series A Cumulative Convertible Preferred Units called for redemption as soon as practicable after notice of redemption of the Series A Cumulative Convertible Preferred Shares is given by the General Partner.

From and after the Call Date (unless the Partnership shall fail to make available a number of the Class A Units or amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, distributions on the Series A Cumulative Convertible Preferred Units so called for redemption shall cease to accrue, (ii) such units shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Cumulative Convertible Preferred Units shall cease (except the rights to receive the Class A Units and cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required to receive any distributions payable thereon).

As promptly as practicable after the surrender in accordance with such notice of the certificates for any such units so redeemed (properly endorsed or assigned for transfer, if the Partnership shall so require and if the notice shall so state), such units shall be exchanged for certificates of Class A Units and any cash (without interest thereon) for which such units have been redeemed. If fewer than all the outstanding Series A Cumulative Convertible Preferred Units are to be redeemed, units to be redeemed shall be selected by the Partnership from outstanding Series A Cumulative Convertible Preferred Units not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Partnership in its sole discretion to be equitable. If fewer than all the Series A Cumulative Convertible Preferred Units represented by any certificate are redeemed, then new certificates representing the unredeemed units shall be issued without cost to the holder thereof.

(e)                                  No fractional units or scrip representing fractions of Class A Units shall be issued upon redemption of the Series A Cumulative Convertible Preferred Units. Instead of any fractional interest in a Class A Unit that would otherwise be deliverable upon the redemption of a Series A Cumulative Convertible Preferred Unit, the Partnership shall pay to the holder of such unit an amount in cash (computed to the nearest cent) based upon the Current Market Price of Class A Units on the Trading Day immediately preceding the Call Date. If more than one (1) unit shall be surrendered for redemption at one time by the same holder, the number of full Class A Units issuable, or cash paid, upon redemption thereof shall be computed on the basis of the aggregate number of Series A Cumulative Convertible Preferred Units so surrendered.

3.5.                            Mandatory Conversion.  Series A Cumulative Convertible Preferred Units shall be automatically convertible into Class A Units, as follows:

(a)                                 When, as and if any Series A Cumulative Convertible Preferred Share is converted into a Share, then (and solely in such event) a Series A Cumulative Convertible Preferred Unit shall automatically be converted into Class A Units in the same proportion as shares of the Series A Cumulative Convertible Preferred Shares are converted into Shares so that the number of Series A Cumulative Convertible Preferred Shares remaining unconverted (if any) shall be the same as, and at all times equal to, the number of Series A Cumulative Convertible Preferred Units remaining unconverted (if any).

The Partnership or the General Partner shall cause a notice of such mandatory conversion to be mailed, postage prepaid, to the holders of the Series A Cumulative Convertible

Preferred Units at their respective addresses appearing on the unit transfer records of the Partnership. The notice shall set forth (i) the effective date of the conversion (which shall be the same date upon which the corresponding Series A Cumulative Convertible Preferred Shares are converted into Shares) (the “Conversion Date”), (ii) with respect to each holder, the number of Series A Cumulative Convertible Preferred Units to be converted together with the number of Class A Units to be issued upon conversion, and (iii) the address of the office of the General Partner where such the Series A Cumulative Convertible Preferred Units called for conversion shall be surrendered. Any notice which is mailed in the manner provided herein shall be conclusively deemed to have been duly given, whether or not the holder of the Series A Cumulative Convertible Preferred Units receives such notice, and failure to duly give such notice by mail, or any defect in such notice, to any holder of the Series A Cumulative Convertible Preferred Units shall not affect the validity of the conversion thereof into Class A Units.

(b)                                 On or after the Conversion Date, the holder of each Series A Cumulative Convertible Preferred Unit to be converted shall surrender the certificate representing such unit, duly endorsed or assigned to the Partnership or in blank, at the office of the General Partner. Unless the units issuable on conversion are to be issued in the same name as the name in which such Series A Cumulative Convertible Preferred Unit is registered, each unit surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Partnership, duly executed by the holder or such holder’s duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Partnership demonstrating that such taxes have been paid).

Holders of Series A Cumulative Convertible Preferred Units at the close of business on a distribution payment record date shall be entitled to receive the distribution payable on such units on the corresponding Distribution Payment Date notwithstanding the conversion thereof following such distribution payment record date and prior to such Distribution Payment Date. However, Series A Cumulative Convertible Preferred Units called for conversion during the period between the close of business on any distribution payment record date and the opening of business on the corresponding Distribution Payment Date (except units converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series A Cumulative Convertible Preferred Units being entitled to such distribution on the Distribution Payment Date) shall be accompanied by a payment of an amount equal to the distribution payable on such units on such Distribution Payment Date. Each holder of Series A Cumulative Convertible Preferred Units called for conversion on a distribution payment record date shall on such Distribution Payment Date receive the distribution payable by the Partnership on such Series A Cumulative Convertible Preferred Units on such date, and the holder of such units need not include payment of the amount of such distribution upon conversion of the Series A Cumulative Convertible Preferred Units. Except as provided above, the Partnership shall make no payment or allowance for unpaid distributions, whether or not in arrears, on Series A Cumulative Convertible Preferred Units called for conversion or for distributions on the Class A Units issued upon such conversion.

As promptly as practicable after the surrender of certificates for Series A Cumulative Convertible Preferred Units as aforesaid, the Partnership shall issue and shall deliver at the office of the General Partner to such holder, or on his or her written order, a certificate or certificates for the number of full Class A Units issuable upon the conversion of such units in accordance with provisions of this Section 3.5, and any factional interest in respect of a Class A Unit arising upon such conversion shall be settled as provided in paragraph (c) of this Section 3.5. If fewer than all the outstanding Series A Cumulative Convertible Preferred Units are to be converted, units to be converted shall be selected by the Partnership from outstanding Series A Cumulative Convertible Preferred Units not previously called for conversion by lot or pro rata (as nearly as may be) or by any other method determined by the Partnership in its sole discretion to be equitable. If fewer than all the Series A Cumulative Convertible Preferred Units represented by any certificate are converted, then new certificates representing the unconverted units shall be issued without cost to the holder thereof.

Each conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date and the Person or Persons in whose name or names any certificate or certificates for Class A Units shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the units represented thereby at such time on the Conversion Date and such conversion shall be at the Conversion Price in effect at such time on the Conversion Date unless the unit transfer books of the Partnership shall be closed on that date, in which event such Person or Persons shall be deemed to have become holder or holders of record at the close of business on the next succeeding day on which such unit transfer books are open, but such conversion shall be at the Conversion Price in effect on the Conversion Date.

On or after the Conversion Date, (i)(a) all distributions upon the Series A Cumulative Convertible Preferred Units called for conversion shall cease and (b) all rights of the holders of the Series A Cumulative Convertible Preferred Units called for conversion shall cease, except for the right to receive Class A Units, and (ii) the Series A Cumulative Convertible Preferred Units called for conversion shall no longer be deemed to be outstanding.

(c)                                  No fractional units or scrip representing Class A Units shall be issued upon conversion of the Series A Cumulative Convertible Preferred Units. Instead of any fractional interest in a Class A Unit that would otherwise be deliverable upon the conversion of a Series A Cumulative Convertible Preferred Unit, the Partnership shall pay to the holder of such unit an amount in cash (computed to the nearest cent) based upon the Current Market Price of Class A Units on the Trading Day immediately preceding the Conversion Date. If more than one (1) unit of the same holder shall be called for conversion at one time, the number of full Class A Units issuable, or cash paid, upon conversion thereof shall be computed on the basis of the aggregate number of Series A Cumulative Convertible Preferred Units so converted.

(d)                                 The Conversion Price shall be adjusted from time to time in the same manner and to the same extent as the conversion price with respect to the Series A Cumulative Convertible Preferred Shares is adjusted from time to time so that the Conversion Price shall be the same as and at all times equal to the conversion price of the Series A Cumulative Convertible Preferred Shares.

(e)                                  Prior to the delivery of any securities that the Partnership shall be obligated to deliver upon conversion of the Series A Cumulative Convertible Preferred Units, the Partnership shall endeavor to comply with all federal and state laws and the regulations promulgated thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof, by any governmental authority.

(f)                                   The Partnership will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Class A Units or other securities or property on conversion of the Series A Cumulative Convertible Preferred Units pursuant hereto; provided, however, that the Partnership shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Class A Units or other securities or property in a name other than that of the holder of the Series A Cumulative Convertible Preferred Units to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue or delivery has paid to the Partnership the amount of any such tax or established, to the reasonable satisfaction of the Partnership, that such tax has been paid.

3.6.                            Ranking. Any class or series of units of the Partnership shall be deemed to rank:

(a)                                 prior to the Series A Cumulative Convertible Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Cumulative Convertible Preferred Units;

(b)                                 on a parity with the Series A Cumulative Convertible Preferred Units, as to the payment of distributions and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the distribution rates, distribution payment dates or redemption or liquidation prices per unit thereof be different from those of the Series A Cumulative Convertible Preferred Units, if the holders of such class of units or series and the Series A Cumulative Convertible Preferred Units shall be entitled to the receipt of distributions and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid distributions per unit or liquidation preferences, without preference or priority one over the other (“Parity Units”); and

(c)                                  junior to the Series A Cumulative Convertible Preferred Units, as to the payment of distributions or as to the distribution of assets upon liquidation, dissolution or winding up, if such units or series shall be Class A Units or if the holders of the Series A Cumulative Convertible Preferred Units shall be entitled to receipt of distributions or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of such units or series (“Junior Units”).

3.7.                            Record Holders. The Partnership may deem and treat the record holder of any Series A Cumulative Convertible Preferred Units as the true and lawful owner thereof for all purposes, and the Partnership shall not be affected by any notice to the contrary.

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